Mueller Water Products Acquires i2O Water Ltd

Acquisition expands and accelerates pressure management solutions and analytics portfolio

ATLANTA - June 14, 2021, Mueller Water Products, Inc. (NYSE: MWA) today announced that it has acquired i2O Water Ltd (“i2O Water”), a provider of pressure management solutions for approximately $20 million in cash.

i2O Water delivers intelligent water networks to more than 100 water companies in over 45 countries around the world to reduce water loss by providing solutions that enable clients to instrument, analyze and control water networks to reduce leakage, lower energy consumption and improve supply. Founded in 2005, i2O Water is headquartered in Southampton, UK, with operations in Malaysia and Colombia. i2O Water provides a range of market-leading intelligent water network solutions including Advanced Pressure Management, Network Analytics, Event Management, Data Logging and the iNet software suite.

The acquisition of i2O Water enhances Mueller’s ability to accelerate its software offerings. i2O’s intelligent network solutions are complementary to both Sentryx™, Mueller’s digital services platform, and existing Mueller technology-enabled products used for metering, leak detection, pipe condition assessment and water quality. Additionally, Mueller plans to introduce i2O’s products and solutions in North America, where i2O currently has no presence.

“Our digital transformation strategy is focused on enabling water utilities to effectively monitor and manage their infrastructure networks,” said Scott Hall, President and CEO of Mueller Water Products. “i2O’s Pressure Management solutions, analytics and deep technology expertise will help expand our ability to provide products and solutions that support the resiliency and sustainability needs of our customers.”

Following the close of the transaction, i2O Water will become part of Mueller Water Products’ Technologies segment. Mueller management will discuss the acquisition in more detail during its third quarter fiscal 2021 financial results conference call.

Forward-Looking Statements
This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that address activities, events or developments that the Company intends, expects, plans, projects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements are based on certain assumptions and assessments made by the Company in light of the Company’s experience and perception of historical trends, current conditions and expected future developments. Actual results and the timing of events may differ materially from those contemplated by the forward-looking statements due to a number of factors, including regional, national or global political, economic, business, competitive, market and regulatory conditions, the failure to realize any of the anticipated benefits of our acquisition of i2O Water within the time period currently expected (or at all) for any reason (including as a result of actions taken by the United States or foreign governments or regulatory authorities concerning the manufacturing and import of goods from other jurisdictions), the risk that the integration of i2O Water’s operations into our own will be materially delayed or will be more costly or difficult than expected, the effect of the announcement of the acquisition on our business or the business of i2O Water, diversion of management’s attention from our ongoing business operations and opportunities, and other factors that are described in the section entitled “RISK FACTORS” in Item 1A of the Annual Report on Form 10-K (all of which risks may be amplified by the COVID-19 outbreak). Forward-looking statements do not guarantee future performance and are only as of the date they are made. The Company undertakes no duty to update its forward-looking statements except as required by law. Undue reliance should not be placed on any forward-looking statements. You are advised to review any further disclosures the Company makes on related subjects in subsequent Forms 10-K, 10-Q, 8-K and other reports filed with the U.S. Securities and Exchange Commission.

About Mueller Water Products, Inc.
Mueller Water Products, Inc. (NYSE: MWA) is a leading manufacturer and marketer of products and services used in the transmission, distribution and measurement of water in North America. Our broad product and service portfolio includes engineered valves, fire hydrants, pipe connection and repair products, metering products, leak detection and pipe condition assessment. We help municipalities increase operational efficiencies, improve customer service and prioritize capital spending, demonstrating why Mueller Water Products is Where Intelligence Meets Infrastructure®. Visit us at www.muellerwaterproducts.com.

Mueller refers to one or more of Mueller Water Products, Inc., a Delaware corporation (“MWP”), and its subsidiaries. MWP and each of its subsidiaries are legally separate and independent entities when providing products and services. MWP does not provide products or services to third parties. MWP and each of its subsidiaries are liable only for their own acts and omissions and not those of each other. MWP brands include Mueller®, Echologics®, Hydro Gate®, Hydro-Guard®, HYMAX®, Jones®, Krausz®, Mi.Net®, Milliken®, Pratt®, Pratt Industrial®, Singer®, and U.S. Pipe Valve & Hydrant. Please see muellerwp.com/brands to learn more.

Investor Relations Contact: Whit Kincaid
770-206-4116
wkincaid@muellerwp.com

Media Contact: Yolanda Kokayi
770-206-4131
ykokayi@muellerwp.com